                                                                    EXHIBIT 99.1

CONTACT:         George Toth, President
                 The Sands Hotel and Casino
                 Atlantic City, NJ
                 609-441-4534

                  GB HOLDINGS, INC. TO DELIST ITS COMMON STOCK
                            PAR VALUE $.01 PER SHARE

         Atlantic City, New Jersey, September 3, 2004 - GB Holdings, Inc. (Amex:
GBH) (the "Company") today announced that on September 2, 2004, the Securities and Exchange Commission (the "Commission") granted the application of the
Company to delist the common stock, par value $.01 per share, of the Company from trading on the American Stock Exchange, effective at the opening of business today.

         This press release is for informational purpose only. This press release may contain statements that are forward-looking. Such forward looking statements involves important risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, such results may differ from those expressed in any forward-looking statements made by or on behalf of the Company. For more information regarding the Company and risks applicable to their business, please review the filings of the Company with the
Commission, including the reports on Forms 10-K and 10-Q.